UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 31, 2017 (Date of earliest event reported)

Gas Natural Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 East Ninth Street, Suite 3100, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(440) 974-3770

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on January 31, 2017, the United States District Court for the Northern District of Ohio issued an order (the “Order”) in the action captioned In re Gas Natural Inc., Case No. 1:13-cv-02805, preliminarily approving a proposed settlement (the “Settlement”) as set forth in a Stipulation of Settlement dated January 13, 2017 (the “Stipulation”), by and among (i) plaintiffs John Durgerian and Joseph Ferrigno, individually and derivatively on behalf of Gas Natural Inc. (the “Company”); (ii) certain of the Company’s current and former officers and directors; and (iii) the Company, and setting a hearing for final approval of the Settlement on April 7, 2017 (the “Settlement Approval Hearing”).

Subsequent to issuing the Order, the Court rescheduled the Settlement Approval Hearing for April 12, 2017 at 9:30 a.m. before U.S. Magistrate Judge Jonathan D. Greenberg, at the U.S. District Court, Northern District of Ohio, Carl B. Stokes U.S. Court House, 801 West Superior Avenue, Courtroom 10B, Cleveland, Ohio 44113.

The Settlement, if finally approved, will cause the dismissal with prejudice of this litigation. Additional information regarding the terms of the Stipulation and the requirements for submitting any objections to the Settlement can be found in the Stipulation and the Notice of Pendency and Proposed Settlement of Shareholder Derivative Action (the “Notice”).

The foregoing description of the Notice is not complete and is qualified in its entirety by reference to the Notice, which is attached as exhibit 99.1 to our Current Report on Form 8-K filed on February 3, 2017. In addition, the Company published the Notice and the Stipulation on the Company’s website at http://www.investor.egas.net.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ Christopher J. Hubbert
Name:	Christopher J. Hubbert
Title:	Corporate Secretary

Dated: April 5, 2017